UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2008

DIEDRICH COFFEE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21203	33-0086628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Executive Park, Suite 200

Irvine, California 92614

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 260-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

On June 19, 2008, Diedrich Coffee, Inc. (the “Company”) entered into an Amending Agreement with Sequoia Enterprises, L.P. (“Sequoia”), a limited partnership whose sole general partner also serves as the Chairman of our Board of Directors (the “Amending Agreement”). The Amending Agreement amended that certain $5,000,000 Contingent Convertible Note Purchase Agreement, dated as of May 10, 2004, by and between the Company and Sequoia, as amended (the “Note Purchase Agreement”), the Form of Warrant attached thereto as Exhibit B (the “Form of Note Purchase Warrant”), the outstanding warrant to purchase 4,219 shares of the Company’s common stock (“Common Stock”) issued to Sequoia pursuant to the Note Purchase Agreement (the “Outstanding Note Purchase Warrant”), and the outstanding warrant to purchase 250,000 shares of Common Stock (the “2001 Warrant”) issued to Sequoia pursuant to that certain Common Stock and Warrant Purchase Agreement, dated as of March 14, 2001, to which Sequoia was a party. Pursuant to the Amending Agreement, Sequoia agreed to extend the maturity date of the Note Purchase Agreement (the “Maturity Date”) from June 30, 2008 to September 30, 2008. In consideration for Sequoia’s agreement to extend the Maturity Date, the Company agreed, pursuant to the terms of the Amending Agreement, to (i) extend the expiration date for the 2001 Warrant, the Form of Note Purchase Warrant and the Outstanding Note Purchase Warrant, in each case, to June 30, 2014; (ii) reduce the exercise price of the 2001 Warrant, the Form of Note Purchase Warrant and the Outstanding Note Purchase Warrant, in each case, to $3.00 per share; and (iii) pay a transaction fee of $40,000 to be paid to Sequoia within five business days of the execution of the Amending Agreement.

Prior to the Company’s entry into the Amending Agreement, the exercise price of the 2001 Warrant was $4.80 per share and the expiration date for the 2001 Warrant was May 8, 2011. Prior to entry into the Amending Agreement, the exercise price of the Outstanding Note Purchase Warrant was $3.95 per share. The exercise price of shares of Common Stock to be issued pursuant to the Form of Note Purchase Warrant was to be the greater of (a) the weighted average closing price of the Common Stock on the date of issuance of each of the promissory notes issued under the Note Purchase Agreement to which such warrant relates, or (b) an amount equal to 85% of the average price paid per share of Common Stock in a change of control transaction. The expiration date for both the Form of Note Purchase Warrant and Outstanding Note Purchase Warrant was June 30, 2010.

Consistent with the Company’s procedures for approving related party transactions, the Audit Committee of our Board of Directors, comprised of Timothy J. Ryan and Greg D. Palmer, authorized and approved the Amending Agreement and the transactions contemplated thereby.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Amending Agreement, dated as of June 19, 2008, by and between Diedrich Coffee, Inc. and Sequoia Enterprises, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2008	DIEDRICH COFFEE, INC.

	By:	/s/ Sean M. McCarthy
Sean M. McCarthy
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amending Agreement, dated as of June 19, 2008, by and between Diedrich Coffee, Inc. and Sequoia Enterprises, L.P.